Rakesh Malhotra
4580 Beaufort Terrace
Mississauga, ON
L5M 3H7

Date: September 1, 2010

To,

The Board of Directors
Yukon Gold Corporation Inc. ("YGCI") and subsidiary ("YGC")
1226 White Oaks Blvd., Suite 10A
Oakville, ON
L6H 2b9

Subject: Resignation

I hereby resign as the Chief Financial officer of the Company and its subsidiary effective immediately.

I have no material disagreement with the Company or its Board with respect to the Company's operations or public disclosures.

I appreciate the opportunity to serve the Company as its CFO and wish the Company every success in the future.

Please file an 8-K immediately disclosing this resignation.

Thank you

Sincerely,

Rakesh Malhotra